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                                                                    Exhibit 23.4

                         [LETTERHEAD OF ERNST & YOUNG]

CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related prospectus of Virata Corporation for the registration of 930,733 shares of our report dated March 29, 2000, with respect to the consolidated financial statements of Inverness Systems Ltd. included in Virata Corporation's Registration Statement (Form S-1 No. 333-39912), filed on July 13, 2000 with the Securities and Exchange Commission.

                                        /s/ Kost, Forer and Gabbay
                                        ---------------------------------------
November 30, 2000                           Kost, Forer and Gabbay
Tel-Aviv, Israel                        A member of Ernst & Young International